UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K




                               CURRENT REPORT
     Pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934


        Date of Report(Date of earliest event reported): DECEMBER 6, 1996




                                MFB Corp.
            (exact name of registrant as specified in its charter)

                                INDIANA
               (State or other jurisdiction of incorporation)


              0-23374                             35-1907258
      (Commission File Number)         (IRS Employer Identification No.)


         121 South Church Street
           Post Office Box 528
           Mishawaka, Indiana                            46544
   (Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code: (219)255-3146



     Item 5. Other Events

             Pursuant to General Instruction F to Form 8-K, the press release issued December 6, 1996 concerning the Board of Directors' approval of up to five (5%) of the Registrant's outstanding shares of Common Stock is incorporated herein by reference and is attached hereto as Exhibit 1.


     Item. 7. Financial Statements and Exhibits

             (c) Exhibits

                 Exhibit 1 - Press Release dated December 6, 1996.




                                    Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorzed.


                                          Timothy C. Boenne, Vice President

   Dated December 16, 1996
















EXHIBIT
 1

     December 6, 1996
             Point of Contact: Charles J. Viater



                      MFB Corp. ANNOUNCES STOCK REPURCHASE PROGRAM



	Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), (the "Corporation"), parent company of Mishawaka Federal Savings (the "Bank"), announced today that the Board of Directors has approved the repurchase of an additional 89,066 shares of the Corporation's outstanding common stock, without par value, a number of shares equal to approximately 5% of its outstanding shares. Repurchases may begin as early as December 9, 1996, as the required regulatory approval has been received. Since the company completed its conversion to a publicly-owned stock company on March 24, 1994, it has completed the repurchase of 520,834 shares at an average price of $15.29 per share. Charles J. Viater, President/CEO indicated that "the repurchase of our shares should benefit both our share-holders and the company and is consistent with our ongoing efforts to improve shareholder value." The Board believes that the Corporation's shares are from time to time undervalued by the market and this program will have the effect of enhancing the book value per share and the potential for growth in earnings per share of the Corporation's remaining outstanding shares.

     The Bank is a wholly owned subsidiary of MFB Corp., with assets of $225 million as of September 30, 1996. The Bank provides retail and small business financial services to the South Bend/ Mishawaka area through its main office in Mishawaka and three branch locations throughout the community.


























MFB CORP. AND SUBSIDIARY

Consolidated Balance Sheets (Unaudited)

June 30, 1996 and September 30, 1995

(in thousands)



	June 30,	September 30,

	1996	1995

ASSETS

Cash and due from financial institutions	$    579	$    2,063

Interest-earning deposits in other financial institutions
646	     5,391

	Cash and cash equivalents	1,225	7,454

Interest-earning time deposits in other financial
institutions	991	1,880

Securities available-for-sale	40,267	---

Securities held-to-maturity	---  	40,117

Other securities - Federal Home Loan Bank stock	1,336	1,271

Mortgage-backed and related securities
available-for-sale	24,780	---

Mortgage-backed and related securities held-to-maturity	---
	11,905

Total loans	139,095	121,491

Less allowance for loan losses	     (333)	     (310)

	Loans receivable, net	138,762	121,181

Accrued interest receivable	857	818

Premises and equipment, net	1,939	1,977

Other assets	402	462



      	Total Assets	$210,559	$187,065





LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities

	Deposits	$153,962	$144,552

	Advances from borrowers for taxes and insurance	1,129	2,169

	Borrowed Funds	17,500	---

	Accrued expenses and other liabilities	      277	    2,345

	    Total Liabilities	172,868	149,066



Shareholders' Equity

	Common Stock	18,284	19,657

	Retained earnings	20,904	19,732

	Employee stock ownership plan	(950)	(1,100)

	Recognition and retention plans	(210)	(290)

	Net unrealized depreciation on securities available-for sale,
net of tax	    (337)	      ---

	     Total shareholders' equity	 37,691	37,999



       Total Liabilities and Shareholders'
Equities	$210,559	$187,065



















MFB CORP. AND SUBSIDIARY

Consolidated Statement of Income (Unaudited)

Three Months and Nine Months Ended June 30, 1996 and 1995

(in thousands)







	Three Months Ended June 30,	Nine Months Ended June 30,

	1996	1995	1996	1995



Total interest income	$3,633	$3,125	$10,248	$9,239



Total interest expense	2,050	1,743	  5,816	4,969



Net interest income	1,583	1,382	4,432	4,270



Provision for loan losses	       8	       7	     23	     23



Net interest income after provision for loan
losses	1,575	1,375	4,409	4,247



Total noninterest income	       91	80	295	236



Total noninterest expense	       963	935	2,758	2,827



Income before income taxes	703	520	1,946	1,656



Income tax expense	279	207	774	659



	Net Income	$424	$313	$1,172	$997







Earnings per common and common equivalent share	$   .22	$
 .15	$   .60	$   .49





Earnings per share assuming full dilution	$   .22	$   .15	$
 .60	$   .49


EXHIBIT 2
July 17, 1996                         Point of Contact:  Charles J. Viater

                   MFB Corp. ANNOUNCES DIVIDEND

     Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), (the "Corporation"), parent company of Mishawaka Federal Savings (the "Bank") based in Mishawaka, Indiana announced today that the Corporation has declared a cash dividend of $.06 on each share of its Common Stock for the quarter ended June 30, 1996. The dividend is payable on August 20, 1996 to holders of record on August 6, 1996.

     "This initial dividend is part of our ongoing effort to reward our shareholders for the confidence they have shown in the Bank over the years" according to Charles J. Viater, President and CEO of both the Corporation and the Bank. "We trust that this action today will serve to reinforce that confidence." The Bank is a wholly owned subsidiary of MFB Corp. with assets of $211 million as of June 30, 1996.